UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 9, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL 34134

(Address of Principal Executive Offices) (Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

On November 9, 2005, the Executive Compensation Committee of the Board of Directors (the “Board”) of WCI Communities, Inc. (“WCI”) approved an annual retainer (the “Annual Retainer”) to be paid to Don Ackerman as non-executive Chairman of the Board. A summary of the Annual Retainer is set forth below.

As non-executive Chairman of the Board, Mr. Ackerman will receive an annual retainer of $100,000 in addition to his regular director retainer of $40,000. Mr. Ackerman will receive the pro-rata amount of the Annual Retainer in cash for his service as non-executive Chairman for the remainder of 2005. Commencing January 1, 2006, Mr. Ackerman will be paid the Annual Retainer in four quarterly installments of $25,000.

Also commencing January 1, 2006, Mr. Ackerman shall be entitled to receive, in lieu of cash and at his option, the Annual Retainer in the form of WCI common stock, restricted stock units and/or stock appreciation rights paid in shares of WCI common stock, or any combination thereof.

A copy of the term sheet setting forth the details of the Annual Retainer is attached hereto as Exhibit 10.1.

9.01	Financial Statements and Exhibits

10.1	Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ Paul D. Appolonia
Name: Paul D. Appolonia
Title: Senior Vice President, Human Resources

Dated:  November 14, 2005

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